                 MAFCO WORLDWIDE CORPORATION AND SUBSIDIARIES

            INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULE


As of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993.


Report of Independent Auditors............................................F-2

Consolidated Balance Sheets...............................................F-3

Consolidated Statements of Income.........................................F-4

Consolidated Statements of Stockholder's Deficit..........................F-5

Consolidated Statements of Cash Flows.....................................F-6

Notes to Consolidated Financial Statements................................F-7

Schedule II - Valuation and Qualifying Accounts...........................F-16

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholder
Mafco Worldwide Corporation

We have audited the accompanying consolidated balance sheets of Mafco Worldwide Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholder's deficit and cash flows for each of the three years in the period ended December 31, 1995. Our audits also included the financial statement schedule listed in the Index at Item 14(a)(1 and 2). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Mafco Worldwide Corporation and subsidiaries at December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the material set forth therein.



                                                 Ernst & Young LLP



New York, New York
February 9, 1996

                 MAFCO WORLDWIDE CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                DECEMBER 31,
                                                                                           ----------------------
                                                                                             1995          1994
                                                                                           --------      --------
                                                    ASSETS
CURRENT ASSETS:
   Cash and cash equivalents........................................................       $  8,542      $  7,623
   Trade accounts receivable, net...................................................         10,403         8,787
   Inventories .....................................................................         45,472        47,582
   Deferred income taxes............................................................          1,722         2,156
   Other current assets.............................................................          1,729         1,214
                                                                                           --------      --------
      Total current assets.........................................................          67,868        67,362

Property, Plant and Equipment, Net...................................................        10,619         9,958

Deferred Debt Issuance Costs.........................................................         4,236         5,098
Deferred Income Taxes................................................................         1,026         1,283
Goodwill and Other Assets............................................................         1,554         2,241
                                                                                           --------      --------

TOTAL ASSETS.........................................................................      $ 85,303      $ 85,942
                                                                                           ========      ========
                                        LIABILITIES & STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES:
   Current portion of long-term debt................................................       $ 10,232      $  8,134
   Foreign borrowings...............................................................            728
   Trade accounts payable...........................................................          5,625         5,867
   Accrued liabilities..............................................................          4,838         4,929
                                                                                           --------      --------
      Total current liabilities....................................................          21,423        18,930

Long-Term Debt.......................................................................       108,078       115,857

Pension Plan Liabilities.............................................................         1,929         1,554
Deferred Income Taxes and Other Liabilities..........................................         1,215           959
                                                                                           --------      --------

TOTAL LIABILITIES....................................................................       132,645       137,300

STOCKHOLDER'S DEFICIT:
   Common stock, par value $1.00 per share, 1,000 shares authorized,
     issued and outstanding.........................................................              1             1
   Paid-in-capital..................................................................                          133
   Accumulated deficit..............................................................        (49,220)      (52,418)
   Currency translation adjustment..................................................          1,877           926
                                                                                           --------      --------

TOTAL STOCKHOLDER'S DEFICIT..........................................................       (47,342)      (51,358)
                                                                                           --------      --------

TOTAL LIABILITIES & STOCKHOLDER'S DEFICIT............................................      $ 85,303      $ 85,942
                                                                                           ========      ========

                 MAFCO WORLDWIDE CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                            (DOLLARS IN THOUSANDS)

                                                                   YEAR ENDED DECEMBER 31,
                                                           ------------------------------------
                                                             1995          1994          1993
                                                           --------      --------      --------
NET SALES..............................................    $103,248      $ 95,653      $ 92,394
Cost of Sales..........................................      59,963        57,415        55,278
                                                           --------      --------      --------

GROSS PROFIT...........................................      43,285        38,238        37,116
Selling, General & Administrative Expenses.............       9,226         8,493         8,977
                                                           --------      --------      --------

OPERATING INCOME.......................................      34,059        29,745        28,139

Non Operating Charges (Income):
    Interest income....................................        (479)         (233)          (51)
    Interest expense...................................      13,548        14,700        15,565
    Amortization of debt issuance costs................         862           955         1,062
    Other, net.........................................         337           178           222
                                                           --------      --------      --------
                                                             14,268        15,600        16,798

INCOME BEFORE INCOME TAXES AND EXTRAORDINARY LOSS......      19,791        14,145        11,341
Income Taxes...........................................       7,726         5,489         4,256
                                                          ---------      --------      --------

INCOME BEFORE EXTRAORDINARY LOSS.......................      12,065         8,656         7,085

Extraordinary Loss on Refinancing of Debt,
  net of a tax benefit of $1,698.......................                     2,667
                                                           --------      --------      --------

NET INCOME.............................................    $ 12,065      $  5,989      $  7,085
                                                           ========      ========      ========

                 MAFCO WORLDWIDE CORPORATION AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF STOCKHOLDER'S DEFICIT
                            (DOLLARS IN THOUSANDS)

                                                                    YEAR ENDED DECEMBER 31,
                                                             ------------------------------------
                                                               1995          1994          1993
                                                             --------      --------      --------
COMMON STOCK..............................................   $      1      $      1      $      1
                                                             --------      --------      --------

PAID-IN-CAPITAL
    Balance at beginning of year..........................        133           133           133
    Dividend paid.........................................       (133)
                                                             --------      --------      --------
    Balance at end of year................................          -           133           133
                                                             --------      --------      --------

ACCUMULATED DEFICIT
    Balance at beginning of year..........................    (52,418)      (58,407)      (65,492)
    Net income............................................     12,065         5,989         7,085
    Dividend paid.........................................     (8,867)
                                                             --------      --------      --------
    Balance at end of year................................    (49,220)      (52,418)      (58,407)
                                                             --------      --------      --------

CUMULATIVE FOREIGN CURRENCY TRANSLATION ADJUSTMENTS
    Balance at beginning of year..........................        926           (34)          582
    Translation adjustments...............................        951           960          (616)
                                                             --------      --------      --------
    Balance at end of year................................      1,877           926           (34)
                                                             --------      --------      --------

TOTAL STOCKHOLDER'S DEFICIT...............................   $(47,342)     $(51,358)     $(58,307)
                                                             ========      ========      ========

                 MAFCO WORLDWIDE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (DOLLARS IN THOUSANDS)

                                                                         YEAR ENDED DECEMBER 31,
                                                                   ----------------------------------
                                                                     1995         1994         1993
                                                                   --------     --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income. .................................................   $ 12,065     $  5,989     $  7,085

   Adjustments to reconcile net income to net cash flows
      provided by operating activities:
    Extraordinary loss..........................................                   4,365
    Depreciation and amortization...............................      2,781        2,794        2,754
    Income of affiliates (higher) lower than distributions......        694         (260)         266
    Changes in assets and liabilities:
     (Increase) decrease in trade accounts receivable...........     (1,458)        (100)       2,187
     (Increase) decrease in inventories.........................      2,597        6,472       (9,711)
     Increase (decrease) in accounts payable....................       (386)       1,233       (2,437)
     Increase (decrease) in income taxes payable to parent......        287       (3,240)       3,624
     Other, net.................................................        505        1,304         (348)
                                                                   --------     --------     --------
       Cash from operating activities...........................     17,085       18,557        3,420
                                                                   --------     --------     --------

CASH FLOWS USED IN INVESTING ACTIVITIES
    Capital expenditures........................................     (2,269)      (1,898)      (1,392)
    Proceeds from sale of joint venture.........................         20          400
    Other, net..................................................                                   28
                                                                   --------     --------     --------
       Cash used in investing activities........................     (2,249)      (1,498)      (1,364)
                                                                   --------     --------     --------

CASH FLOWS USED IN FINANCING ACTIVITIES
    Foreign borrowings..........................................        728
    Dividend paid...............................................     (9,000)
    Repayment of borrowings.....................................     (5,725)     (57,439)      (5,055)
    Proceeds from long-term debt................................                  50,000        1,900
    Refinancing costs...........................................                  (3,944)         (53)
                                                                   --------     --------     --------
       Cash used in financing activities........................    (13,997)     (11,383)      (3,208)
                                                                   --------     --------     --------

EFFECT OF EXCHANGE RATE CHANGES ON CASH.........................         80           64          (35)
                                                                   --------     --------     --------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS................        919        5,740       (1,187)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..................      7,623        1,883        3,070
                                                                   --------     --------     --------

CASH AND CASH EQUIVALENTS AT END OF YEAR........................   $  8,542     $  7,623     $  1,883
                                                                   ========     ========     ========

SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR:
    Interest ...................................................   $ 14,220     $ 14,207       15,666
    Income taxes, net of refunds................................      6,584        6,287          723

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)


1.  BACKGROUND AND BASIS OF PRESENTATION

    Mafco Worldwide Corporation (the "Company"), a Delaware corporation, was formed in 1991. Prior to June 15, 1995 the Company was an indirect wholly owned subsidiary of Mafco Holdings Inc. ("Holdings"). On June 15, 1995, Holdings and Mafco Consolidated Group Inc. ("Mafco") formerly known as Abex Inc., consummated an agreement and plan of merger (the "Mafco Merger Agreement") which was entered into on January 6, 1995. The Mafco Merger Agreement provided for, among other things, the merger of Mafco and C & F Merger Inc., a subsidiary of Holdings and the indirect parent of the Company and Consolidated Cigar Corporation ("Cigar"). As a result of the merger, the Company became an indirect wholly owned subsidiary of Mafco. Immediately prior to the merger the Company paid a $9,000 dividend to Holdings.

    The Company produces a variety of licorice products from licorice root, licorice extract produced by others and certain other flavor ingredients at its facilities in Camden, New Jersey and Gardanne, France. Approximately 72% of the Company's licorice sales are to the worldwide tobacco industry for use as flavoring and moistening agents in the manufacture of American blend cigarettes as well as other tobacco products (moist snuff, chewing tobacco and pipe tobacco). While licorice extract represents a small percentage of the total cost of manufacturing American blend cigarettes and other tobacco products, the particular formulation and quantity used by each brand is an important element in the brands flavor. The Company also sells licorice extract to worldwide confectioners, food processors and pharmaceutical manufacturers for use as flavoring or masking agents. In addition, the Company sells licorice root residue as a garden mulch under the name Right Dress. The Company manufactures and sells other non- licorice products which include natural flavors, spices and botanicals that are used as flavoring ingredients in food and tobacco products.

    Certain financial statement items and financial disclosures for the year ended December 31, 1994 have been reclassified to be comparable with the year ended December 31, 1995 presentation.

2.  SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION:

    The consolidated financial statements include the accounts of the Company and its subsidiaries after elimination of all material intercompany accounts and transactions. The Company accounts for its investments in affiliates on the equity method.

USE OF ESTIMATES

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION:

    Sales are recorded as products are shipped to customers.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)


CASH AND CASH EQUIVALENTS:

    Cash equivalents with maturities of 90 days or less (primarily short term money market funds) are carried at cost which approximates market.

INVENTORIES:

    Inventories are stated at the lower of cost or market value. Cost is determined principally by the first-in, first-out method.

PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment is recorded at cost and depreciated on a straight-line basis over the estimated useful lives of such assets ranging from 4 to 10 years. Leasehold improvements are amortized over their estimated useful lives or the terms of the leases, whichever is shorter. Repairs and maintenance are charged to operations as incurred, and expenditures for additions and improvements are capitalized.

GOODWILL:

    Goodwill is being amortized on a straight-line basis over 40 years. Accumulated amortization aggregated $422 and $377 at December 31, 1995 and 1994, respectively.

INCOME TAXES:

    The Company is included in the consolidated federal income tax return and, in some cases, the state income tax returns of Mafco who in turn is included in the consolidated income tax return of Holdings and its subsidiaries. For all periods presented, federal and state income taxes are provided as if the Company filed its own income tax returns.

    The Company records income taxes using a liability approach for financial accounting and reporting. This method results in the recognition and measurement of deferred tax assets based on the likelihood of realization of tax benefits in future years.

PENSION PLANS:

    The Company has pension plans which cover substantially all domestic employees who meet eligibility requirements. Benefits are based on years of service and, in some cases, the employee's compensation. The Company's policy is to contribute annually the minimum amount required pursuant to the Employee Retirement Income Security Act. Plan assets are principally invested in mutual investment funds which invest in U.S. Government and agency securities, cash flow funds and corporate debt and equity securities. The Company also maintains a 401(k) plan for its non-union employees. Subsidiaries outside the United States have retirement plans under which funds are deposited with trustees.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

RESEARCH AND DEVELOPMENT:

    Research and development expenditures are expensed as incurred. The amounts charged against earnings for the years ended December 31, 1995, 1994 and 1993 were $262, $259, and $283, respectively.

FOREIGN CURRENCY TRANSLATION:

    Assets and liabilities of foreign operations are translated into U.S. dollars at the rates of exchange in effect at the balance sheet date. Income and expense items are generally translated at the average exchange rates prevailing during the period presented. Gains and losses resulting from foreign currency transactions are included in the results of operations and those resulting from translation of financial statements are recorded as a component of stockholder's deficit.

IMPAIRMENT OF LONG-LIVED ASSETS

    In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS 121). SFAS 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. SFAS 121 is effective for financial statements for fiscal years beginning after December 15, 1995, and therefore the Company will adopt SFAS 121 in the first quarter of 1996. Based on current circumstances, the Company does not believe the effect of the adoption will be material.

3.  INVENTORIES

      Inventories consist of the following:                 DECEMBER 31,
                                                      ----------------------
                                                        1995          1994
                                                      --------      --------
      Raw materials and supplies...................   $ 32,820      $ 31,969
      Work-in-process..............................        296           208
      Finished goods...............................     12,356        15,405
                                                      --------      --------
                                                      $ 45,472      $ 47,582
                                                      ========      ========

4.  PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment consists of:
                                                            DECEMBER 31,
                                                      ----------------------
                                                        1995          1994
                                                      --------      --------
      Land ........................................   $    455      $    428
      Buildings....................................      6,560         5,778
      Machinery and equipment......................     19,266        17,908
      Furniture and fixtures.......................        594           519
      Construction-in-progress.....................        640           250
                                                      --------      --------
                                                        27,515        24,883
      Accumulated depreciation.....................    (16,896)      (14,925)
                                                      --------      --------
                                                      $ 10,619      $  9,958
                                                      ========      ========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)


5.  INCOME TAXES

    Information pertaining to the Company's income before income taxes and the applicable provision for income taxes, excluding amounts related to the 1994 extraordinary loss, is as follows:

                                              YEAR ENDED DECEMBER 31,
                                        ------------------------------------
                                          1995          1994          1993
                                        --------      --------      --------
    Income before income taxes:
        Domestic .....................  $ 17,897      $ 11,297      $  9,435
        Foreign.......................     1,894         2,848         1,906
                                        --------      --------      --------

                                        $ 19,791      $ 14,145      $ 11,341
                                        ========      ========      ========
    Provision for income taxes:
        Current:
           Federal....................  $  5,373      $  3,211      $  3,624
           State and Local............     1,019           587           661
           Foreign....................       649           542           557
                                        --------      --------      --------
                                           7,041         4,340         4,842
        Deferred:
           Federal....................       590           963          (605)
           State and Local............       108           174           (92)
           Foreign....................       (13)           12           111
                                        --------      --------      --------
                                        $  7,726      $  5,489      $  4,256
                                        ========      ========      ========

    The effective tax rate on earnings before income taxes varies from the current statutory federal income tax rate as follows:

                                              YEAR ENDED DECEMBER 31,
                                        ------------------------------------
                                          1995          1994          1993
                                        --------      --------      --------
        Statutory rate................    35.0%         35.0%         35.0%
        State and local taxes, net....     3.7           3.3           3.3
        Other, net....................     0.3           0.5          (0.8)
                                        --------      --------      --------
                                          39.0%         38.8%         37.5%
                                        ========      ========      ========

    The Company has recorded deferred tax assets and liabilities relating to future tax deductions as follows:
                                                    DECEMBER 31,
                                               ----------------------
                                                 1995          1994
                                               --------      --------
    Deferred tax assets:
        Accounts receivable.............       $    641      $    668
        Inventory.......................            466           931
        Property, plant and equipment...            933         1,237
        Pension.........................            607           608
        Other  .........................            701           461
                                               --------      --------
           Total........................          3,348         3,905
                                               --------      --------
    Deferred tax liabilities:
        Unremitted foreign earnings.....            600           561
        Other  .........................            294           205
                                               --------      --------
           Total........................            894           766
                                               --------      --------
    Net deferred tax assets.............       $  2,454      $  3,139
                                               ========      ========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

    Effective in 1995, the Company and Mafco entered into a revised tax sharing agreement which requires the Company to pay to Mafco an amount equal to the federal and certain state income taxes that the Company would pay as if the Company had filed its own federal and state income tax returns. In 1993 and 1994, the Company and Holdings were party to a tax sharing agreement which required the Company to pay to Holdings an amount equal to federal and certain state income taxes that the Company would pay as if the Company had filed its own federal and state income tax returns.

    The Company has not provided for taxes on undistributed foreign earnings of approximately $7,653 and $6,616 at December 31, 1995 and 1994, respectively, as the Company intends to permanently reinvest these earnings in the future growth of the business. Determination of the amount of the unrecognized deferred U.S. income tax liability is not practical because of the complexities associated with its hypothetical calculation.

6.  PENSION PLANS

    The following table reconciles the funded status of the Company's significant pension plans as of the dates indicated:

                                                                                 DECEMBER 31,
                                                                            ----------------------
                                                                              1995          1994
                                                                            --------      --------
    Actuarial present value of benefit obligation:
        Accumulated benefit obligation includes vested benefits of
           $8,791 and $9,002.............................................   $  8,857      $  9,071
                                                                            ========      ========

    Projected benefit obligation for service rendered to date............   $ 10,526      $ 10,800
         Less: plan assets at fair value.................................      9,389         8,237
                                                                            --------      --------
        Projected benefit obligation in excess of plan assets............      1,137         2,563
        Unrecognized transition obligation...............................       (249)         (282)
        Unrecognized prior service cost..................................        174           461
        Unrecognized net (loss) gain.....................................        692        (1,188)
                                                                            --------      --------
        Net pension liability............................................   $  1,754      $  1,554
                                                                            ========      ========

    The Company has an unfunded supplemental benefit plan to provide salaried employees with retirement benefits which were limited by the enactment of OBRA
93. The accumulated benefit obligation, which is totally vested, was $143 at December 31, 1995. The projected benefit obligation was $516 and after adjusting for prior service costs and unrecognized actuarial gains and losses, the amount which is included in Pension Plan Liabilities at December 31, 1995 was $175.

    The weighted-average discount rate used in determining the actuarial present value of the projected benefit obligations was 7.5% and 7% as of December 31, 1995 and 1994, respectively. The rate of increase in future compensation levels reflected in the determination of the Company's salaried plans was 5% as of December 31, 1995 and 1994. The expected long-term rate of return on assets was 8% and 7% for the salaried plan for 1995 and 1994, respectively and 8% for the union pension plan for both 1995 and 1994. Unrecognized items are being amortized over the estimated remaining service lives of active employees. Certain employees of the Company are covered under a union pension plan which provides for a benefit accrual based upon a flat dollar amount for each year of credited service.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

                                                                           YEAR ENDED DECEMBER 31,
                                                                    ------------------------------------
                                                                      1995          1994          1993
                                                                    --------      --------      --------
    Pension expense includes the following components:
    Service cost-benefits earned during the period................  $    310      $    278      $    212
    Interest cost on projected benefit obligation.................       779           688           677
    Actual (gain) loss on plan assets.............................    (1,756)          115        (1,437)
    Net amortization and deferrals................................     1,200          (727)          875
                                                                    --------      --------      --------
       Net pension expense........................................  $    533      $    354      $    327
                                                                    ========      ========      ========

7.  LONG-TERM DEBT

                                                                                       DECEMBER 31,
                                                                                 -----------------------
                                                                                   1995           1994
                                                                                 --------       --------
    Senior Credit:
       Tranche A Term Loans....................................................  $ 14,000       $ 19,500
       Tranche B Term Loans....................................................    19,800         20,000
    11 7/8% Senior Subordinated Notes due 2002.................................    84,510         84,466
    Other......................................................................                       25
                                                                                 --------       --------
                                                                                  118,310        123,991
    Less: current portion......................................................    10,232          8,134
                                                                                 --------       --------
                                                                                 $108,078       $115,857
                                                                                 ========       ========

    The Senior Credit was entered into in June 1994 between the Company and a group of lenders. It was originally comprised of $30,000 in Tranche A Loans, $20,000 in Tranche B Loans, and $25,000 in Revolving Credit Loan commitments (the "Revolving Credit Loans"). The Tranche A Loans are repayable in 20 quarterly installments which started on September 30, 1994. The Tranche B Loans are repayable in seven annual installments; (a) five installments of $200 each with the first due on June 30, 1995, and (b) two installments of $9,500 each due on June 30, 2000 and 2001. The Revolving Credit Loans are payable in full by June 30, 1999. At December 31, 1995 no amounts were borrowed under the Revolving Credit Loans and $2,461 was reserved for lender guarantees on outstanding letters of credit. The Senior Credit requires an additional annual payment based upon the Company's excess cash flow as defined in the agreement. At December 31, 1995, this amount equaled $4,032 and is payable on March 31, 1996. The Senior Credit permits the Company to choose between various interest rate options and to specify the interest rate period to which the interest rate options are to apply, subject to certain parameters. The interest rate options available are (i) the Base Rate Loans (as defined) plus a borrowing margin of 1.25% for the Tranche A Loans and Revolving Credit Loans and 1.75% for the Tranche B Loans and (ii) Eurodollar Loans (as defined) plus a borrowing margin of 2.5% for the Tranche A Loans and Revolving Credit Loans and 3% for the Tranche B Loans. Upon achievement of specified financial ratios, the borrowing margins are reduced. At December 31, 1995, the margin on the Tranche A loan was reduced to 1.0% on Base Rate Loans and to 2.25% on Eurodollar loans. At December 31, 1995 the interest rate was 7.94% on the Tranche A Loans and 8.69% on the Tranche B Loans. The Senior Credit also provides for a commitment fee of one half of one percent per annum on the unused Revolving Credit Loans. Obligations under the Senior Credit are secured by pledges of substantially all of the Company's domestic assets and two thirds of the capital stock of the Company's wholly owned foreign subsidiaries. The Senior Credit contains various restrictive covenants which include, among other things, limitations on indebtedness and liens, minimum interest coverage and fixed charge coverage ratios, operating cash flow maintenance and capital expenditure limits and restrictions on dividends.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

    In November 1992, the Company completed a public offering in which it sold $85,000 aggregate principal amount of 11 7/8% Senior Subordinated Notes due 2002 (the "Senior Subordinated Notes") at a price of 99.28% of face value. The Senior Subordinated Notes mature on November 15, 2002, and are not subject to redemption through the operation of a sinking fund. The Senior Subordinated Notes are subject to redemption at any time after November 15, 1997, at the option of the Company, in whole or in part, at redemption prices (expressed as percentages of the principal amount) for the 12 month period beginning each November 15: 1997-105.95%; 1998-103.96%; 1999-101.98% and 100% thereafter.
Interest is payable semiannually in May and November. The Indenture relating to the Senior Subordinated Notes contains various restrictive covenants, which include restrictions on the incurrence of additional debt, payments of dividends and transactions with affiliates. In addition, upon the occurrence of a change in control whereby any person (as defined in the Indenture) acquires directly or indirectly more than 35% of the total voting power of all classes of the voting stock of the Company, each holder of the Senior Subordinated Notes has the right to require the Company subject to certain restrictions in the Senior Credit, to repurchase the Senior Subordinated Notes at 101% of face value. The Senior Subordinated Notes are subordinate in right of payment to the existing Senior Credit and all future senior indebtedness of the Company.

    The Company's French subsidiary has an agreement renewable annually with a local bank whereby it may borrow up to six million french francs
(approximately $1,225) for working capital purposes. At December 31, 1995, $728 had been borrowed at a rate of 5.25%.

    The aggregate scheduled amounts of long-term debt maturities in the years 1997 through 2000 are $6,200, $547, $200 and $9,500, respectively.

8.  FINANCIAL INSTRUMENTS

    Financial instruments that potentially subject the Company to concentrations of credit risk consist of trade accounts receivable. The Company's customers are geographically dispersed, but are concentrated in the tobacco industry. Even though eight of the Company's ten largest customers are in the tobacco industry and account for approximately 57% of the Company's sales, the Company historically has had no material losses on its trade receivables from customers in the tobacco industry. Probable bad debt losses have been provided for in the allowance for doubtful accounts.

    The Company enters into forward exchange contracts to hedge certain receivables and firm sales commitments denominated in foreign currencies. The effects of movements in currency exchange rates on these instruments are recognized when the related operating revenue is recognized. Realized gains and losses on foreign currency contracts are included in the underlying asset or liability being hedged and recognized in earnings when the future sales occur. At December 31, 1995 and 1994, the Company had forward exchange contracts, all having maturities of less than one year, in the amount of $418 and $306, respectively.

    The fair values of the Company's foreign currency contracts approximate the carrying amounts at December 31, 1995 and December 31, 1994.

    The carrying amounts for cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and foreign borrowings approximate fair value because of the short maturity of these instruments. The fair value of the Company's long term debt which had a carrying value of $118,310

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

was approximately $122,200 at December 31, 1995. The fair value of long term debt, including current portions, is estimated based upon current quoted market prices for the same issues at current rates offered to the Company for debt of the same remaining maturities. Because considerable judgement is required in interpreting market data to develop estimates of fair value, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in current market exchange.

9.  RELATED PARTY TRANSACTIONS

    Included in the consolidated statements of earnings are sales to Cigar of $288, $284 and $221 for the years ended December 31, 1995, 1994 and 1993, respectively.

10. COMMITMENTS AND CONTINGENCIES

    Rental expense, which includes rent for facilities, equipment and automobiles under operating leases expiring through 2001, amounted to $529, $568 and $634 for the years ended December 31, 1995, 1994 and 1993, respectively. Future minimum rental commitments for operating leases with noncancelable terms in excess of one year from December 31, 1995 are as follows:

         1996.....................................   $  554
         1997.....................................      537
         1998.....................................      264
         1999.....................................      176
         2000 and thereafter......................      311
                                                     ------
                                                     $1,842
                                                     ======

    The Company had outstanding letters of credit totalling $2,461 and $4,860 at December 31, 1995 and 1994, respectively.

    At December 31, 1995, the Company had obligations to purchase approximately $12,460 of raw materials.

    The Company is not a party to any litigation which is material to its financial condition or its results of operations.

11. SIGNIFICANT CUSTOMER

    The Company has a significant customer in the tobacco industry who accounted for approximately 25%, 26% and 24% of net sales in 1995, 1994 and 1993, respectively.

12. GEOGRAPHIC SEGMENTS

    The Company is one business segment. Information related to the Company's geographic segments are presented below with the following definitions:

    Operating profit, as indicated below, represents net sales less operating expenses, foreign currency transaction income (loss) and other income (expense).

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

    Identifiable assets are those used by each geographic segment. Goodwill pertains to foreign operations and have been included in foreign identifiable assets. Corporate assets are principally domestic cash and deferred charges.

                                                                YEAR ENDED DECEMBER 31
                                                          ------------------------------------
                                                            1995          1994          1993
                                                          --------      --------      --------
Net Sales (a):
   Domestic - U.S.......................................  $ 62,678      $ 59,717      $ 58,682
            - Export....................................    25,424        24,940        23,401
   Foreign..............................................    15,146        10,996        10,311
                                                          --------      --------      --------
                                                          $103,248      $ 95,653      $ 92,394
                                                          ========      ========      ========
Operating profit:
   Domestic.............................................  $ 30,633      $ 26,866      $ 26,148
   Foreign (b)..........................................     2,969         2,853         1,779
   Equity in unconsolidated subsidiaries................       352           109           247
                                                          --------      --------      --------
                                                            33,954        29,828        28,174
Net interest expense and financing charges..............   (14,163)      (15,683)      (16,833)
                                                          --------      --------      --------
Income before income taxes and extraordinary loss.......  $ 19,791      $ 14,145      $ 11,341
                                                          ========      ========      ========

Identifiable assets:
   Domestic (c).........................................  $ 55,020      $ 58,682      $ 65,432
   Foreign..............................................    17,505        15,744        15,129
   Corporate............................................    12,778        11,516         7,177
                                                          --------      --------      --------
                                                          $ 85,303      $ 85,942      $ 87,738
                                                          ========      ========      ========

(a) The Company had no intercompany sales from its U.S. business to its foreign businesses in 1995 and 1994, while in 1993 it had sales of $84. Sales from its foreign businesses to its U.S. business were $1,967, $2,698 and $4,621 for the years ended December 31, 1995, 1994 and 1993, respectively. Such amounts are excluded from the above table.

(b) Includes foreign currency transaction loss of $99, $15 and $20 in 1995, 1994 and 1993, respectively.

(c) Includes assets located in foreign countries of $1,827, $4,325 and $5,307 at December 31, 1995, 1994 and 1993, respectively.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                                (IN THOUSANDS)

                                          BALANCE AT    CHARGED TO    CHARGED TO       OTHER(1)   BALANCE AT
                                           BEGINNING     COSTS AND         OTHER   (DEDUCTIONS)          END
DESCRIPTION                                OF PERIOD      EXPENSES      ACCOUNTS     ADDITIONS     OF PERIOD
-----------                               ----------    ----------    ----------    ----------    ----------

Year ended December 31, 1993
  Deducted from asset accounts:
     Sales allowances...................       $619            -             -          ($619)           -
     Allowance for doubtful accounts....        362          $823            -            (72)      $1,113
                                             ------        ------       ------         ------       ------

        Totals .........................       $981          $823            -          ($691)      $1,113
                                             ======        ======       ======         ======       ======

Year ended December 31, 1994
  Deducted from asset accounts:
     Allowance for doubtful accounts....     $1,113          ($55)           -            $25       $1,083
                                             ------        ------       ------         ------       ------

        Totals .........................     $1,113          ($55)           -            $25       $1,083
                                             ======        ======       ======         ======       ======

Year ended December 31, 1995
  Deducted from asset accounts:
     Allowance for doubtful accounts....     $1,083           $56            -          ($110)      $1,029
                                             ------        ------       ------         ------       ------

        Totals .........................     $1,083           $56            -          ($110)      $1,029
                                             ======        ======       ======         ======       ======

Note:

    (1) Doubtful accounts written off, less recoveries, reclassifications and foreign translation adjustment.